3SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 13, 2002
                                                        ------------------

                             Northwest Bancorp, Inc.
               (Exact Name of Registrant as Specified in Charter)

         Federal                     0-23817                       23-2900888
-------------------------       -----------------             ------------------
(State or Other Jurisdiction   (Commission File No.)          (I.R.S. Employer
      of Incorporation)                                      Identification No.)


Liberty and Second Streets, Warren, Pennsylvania                       16365
------------------------------------------------                       -----
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:           (814) 726-2140
                                                              --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      Other Events

         On September 13, 2002, Northwest Bancorp, Inc. and its wholly-owned subsidiary, Northwest Savings Bank, completed their acquisition of Prestige Bancorp, Inc. ("Prestige Bancorp") and its wholly-owned subsidiary, Prestige Bank, A Federal Savings Bank. As part of the acquisition, Prestige Bancorp's stockholders received $13.75 per share for each share of Prestige Bancorp's common stock issued and outstanding. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) was approximately $14.7 million. The purchase price was funded with cash on hand. The transaction was accounted for using the purchase method of accounting.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits

         The following Exhibits are filed as part of this report:

         Exhibit No.                              Description

            99.1                      Press Release dated September 13, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        NORTHWEST BANCORP, INC.



DATE: September 20, 2002               By: /s/ Gregory C. LaRocca
                                       -----------------------------------------
                                        Gregory C. LaRocca
                                        Senior Vice President
                                       (Duly Authorized Representative)

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this report:

         Exhibit No.                              Description

            99.1                      Press Release dated September 13, 2002

                                  EXHIBIT 99.1

                                  PRESS RELEASE

Northwest Bancorp, Inc.
Liberty and Second Streets
Warren, Pennsylvania 16365

FOR IMMEDIATE RELEASE

CONTACT:
William J. Wagner
President and Chief Executive Officer
Northwest Bancorp, Inc.
TEL: (814) 726-2140

NORTHWEST BANCORP, INC. COMPLETES ACQUISITION OF PRESTIGE BANCORP, INC.

     WARREN, Pa. September 13, 2002.  Northwest Bancorp,  Inc., (Nasdaq:  NWSB -
News), the holding company for Northwest Savings Bank, announced today that it has completed the acquisition of Prestige Bancorp, Inc., and its wholly-owned subsidiary, Prestige Bank, a Federal Savings Bank, based in Pittsburgh, Pennsylvania.

     William J. Wagner, President and Chief Executive Officer of Northwest Bancorp and Northwest Savings Bank, stated, "The completion of this acquisition significantly expands Northwest Savings Bank's presence in the Allegheny County, Pennsylvania market area by adding offices in Bethel Park, Elizabeth Township, Mount Oliver and Pleasant Hills. This merger will greatly benefit Northwest's current customers by providing four new branch offices at which they can transact business. In addition, Prestige Bank customers will benefit from their access to Northwest's network of offices, which will now include eleven in Allegheny County, and Northwest's expanded menu of products and services. We are pleased that the Board of Directors of Prestige chose Northwest as a merger partner. We look forward to continuing their tradition of community banking in Allegheny County."

     Northwest Bancorp, Inc. is headquartered in Warren, Pennsylvania and, including these four new offices, operates 120 banking locations in Pennsylvania and 4 banking locations in Ohio through its subsidiary, Northwest Savings Bank. In addition, it operates 6 banking locations in southern New York through its subsidiary, Jamestown Savings Bank. The Company also operates Northwest Consumer Discount Company with 47 consumer finance offices located throughout Pennsylvania and two consumer finance offices in New York.

     Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
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